SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 23, 2004

FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-17276	41-1223238

(State or other jurisdiction) of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3455 Lyman Boulevard Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 448-5440

Item 5. Other Events

     On March 23, 2004, FSI International, Inc. (the “Company”) issued a press release, a copy of which is attached as an exhibit to this report. The Company and its subsidiaries’ unaudited consolidated statements of operations for the second quarters and first six months ended February 28, 2004 and March 1, 2003, unaudited consolidated balance sheets as of February 28, 2004 and August 30, 2003, and unaudited miscellaneous financial information for the first six months ended February 28, 2004 and March 1, 2003 (collectively, the “Unaudited Financial Statements”) contained in the press release are incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

           99    Press release dated March 23, 2004

Item 12. Results of Operations and Financial Condition

     On March 23, 2004, the Company issued a press release announcing its financial results for the second quarter and first six months ended February 28, 2004. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference. The press release, other than the Unaudited Financial Statements which are being filed with this report, is being furnished pursuant to this Item 12.

     The following information is also being furnished pursuant to this Item 12:

     On March 23, 2004, the Company discussed in a web-cast conference call the following:

•	Approximately 81 percent of the Company’s Surface Conditioning sales were to international customers.

•	The Company’s quarterly shipment level in the second quarter increased 32 percent from the first quarter 2004 level.

•	The Company’s inventory reserves were $22.3 million at the end of the second quarter of fiscal 2004 as compared to $24.7 million at the end of fiscal 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FSI INTERNATIONAL, INC.
By /s/ Patricia M. Hollister
Patricia M. Hollister
Chief Financial Officer

Date: March 24, 2004

Exhibit Index

Exhibit	Description
99	Press release dated March 23, 2004